UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2004

REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New York	0-19034	No. 13-3444607

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 347-7000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[X]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 15, 2004, the Company’s board of directors adopted, upon the recommendation of the Compensation Committee and subject to shareholder approval, an amendment to the Company’s 2000 Long-Term Incentive Plan (the “2000 Plan”) to expressly authorize an Option Exchange Program whereby eligible employees will have a one-time opportunity to exchange certain stock options for a lesser number of replacement options having an exercise price equal to the fair market value of the Company’s Common Stock on the grant date of the replacement options, as determined in accordance with the 2000 Plan. The Company has filed a preliminary proxy statement with the Securities and Exchange Commission in connection with a Special Meeting of shareholders to be convened to vote on a proposal to approve the amendment to the 2000 Plan. If shareholders do not approve the proposal upon a vote at the Special Meeting or any adjournment or postponement thereof, the amendment will be void ab initio. The foregoing description of the amendment is qualified in its entirety by reference to the text of Amendment No. 4 to the 2000 Plan, which constitutes Exhibit 10.01 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.01	Amendment No. 4 to the Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan (included as Annex A to the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on November 17, 2004 and incorporated herein by reference).

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Dated: November 17, 2004	By: /s/ Stuart Kolinski Stuart Kolinski Vice President & General Counsel

Exhibit Index

Number	Description

10.01

Amendment No. 4 to the Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan (included as Annex A to the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on November 17, 2004 and incorporated herein by reference).